UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

SUPERIOR ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

11000 Equity Drive, Suite 300, Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

(281) 999-0047

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 30, 2012, Superior Energy Services, Inc. (the “Company”) completed the previously announced sale of 18 liftboats and related assets, constituting all of the assets comprising the Company’s marine segment, to subsidiaries of SEACOR Holdings, Inc. In consideration of the sale of these assets, the Company received cash proceeds of $134 million, plus an amount equal to the working capital conveyed to the buyers.

For reporting purposes, the results of operations of the Company’s marine segment will be included as income from discontinued operations in the Company’s first quarter 2012 results.

Pro forma financial information with respect to the sale is provided in Item 9.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited condensed consolidated pro forma financial information is based upon the historical financial statements of Superior Energy Services, Inc. and its consolidated subsidiaries (Superior), adjusted to reflect the disposition of its 18 liftboats and related assets, which constitutes all of the assets comprising the marine segment.

The following unaudited condensed consolidated pro forma financial information of Superior should be read in conjunction with the related notes and with the historical consolidated financial statements of Superior and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the disposition of the marine segment as if it occurred on December 31, 2011 while the unaudited condensed pro forma statements of consolidated income give effect to the disposition as if it occurred on January 1, 2009. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Superior’s management believes are reasonable.

The unaudited condensed consolidated pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred if the transaction described above had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements. For example, this financial information does not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2011

(in thousands)

	Superior Historical	Marine Division Historical		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$80,274	$124,148	(a)	$204,422
Accounts receivable, net	540,602	(13,395	)(b)	527,207
Prepaid Expenses	34,037	—		34,037
Inventory and other current assets	228,309	—		228,309

Total current assets	883,222	110,753		993,975

Property, plant and equipment, net	1,507,368	(134,000	)(b)	1,373,368

Goodwill	581,379	—		581,379
Notes receivable	73,568	—		73,568
Equity-method investments	72,472	—		72,472
Intangible and other long-term assets, net	930,136	(3,874	)(b)	926,262

Total assets	$4,048,145	$(27,121)		$4,021,024

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$178,645	$887	(b)	$179,532
Accrued expenses	197,574	(4,070	)(b)	193,504
Income taxes payable	717	40,447	(b)	41,164
Deferred income taxes	831	—		831
Current portion of decommissioning liabilities	14,956	—		14,956
Current maturities of long-term debt	810	(810	)(c)	—

Total current liabilities	393,533	36,454		429,987

Deferred income taxes	297,458	(44,606	)(b)	252,852
Decommissioning liabilities	108,220	—		108,220
Long-term debt	1,685,087	(11,736	)(c)	1,673,351
Other long-term liabilities	110,248	—		110,248

Stockholders' equity:
Common stock	80	—		80
Additional paid in capital	447,007	—		447,007
Accumulated other comprehensive loss, net	(26,936)	—		(26,936)
Retained earnings	1,033,448	(7,233	)(d)	1,026,215

Total stockholders' equity	1,453,599	(7,233)		1,446,366

Total liabilities and stockholders' equity	$4,048,145	$(27,121)		$4,021,024

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2011

(in thousands, except per share data)

	Superior Historical	Marine Division Historical (e)	Pro Forma Consolidated
Revenues	$2,070,166	$(91,231)	$1,978,935

Cost and expenses:
Cost of services (exclusive of items shown separately below)	1,118,003	(64,788)	1,053,215
Depreciation, depletion, amortization and accretion	257,313	(10,858)	246,455
General and administrative expenses	383,567	(6,047)	377,520
Reduction in value of assets	46,096	(46,096)	—
Gain on sale of businesses	8,558	(8,558)	—

Income from operations	273,745	28,000	301,745

Other income (expense):
Interest expense, net	(68,439)	850	(67,589)
Earnings in equity-method investments, net	16,394	—	16,394

Income before income taxes	221,700	28,850	250,550

Income taxes	79,146	8,681	87,827

Net income	$142,554	$20,169	$162,723

Basic earnings per share:	$1.79		$2.04
Diluted earnings per share:	$1.76		$2.01

Weighted average common shares used in computing earnings per share:
Basic	79,654		79,654
Incremental common shares from stock-based compensation	1,441		1,441

	81,095		81,095

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2010

(in thousands, except per share data)

	Superior Historical	Marine Division Historical (e)	Pro Forma Consolidated
Revenues	$1,681,616	$(94,247)	$1,587,369

Cost and expenses:
Cost of services (exclusive of items shown separately below)	918,713	(66,813)	851,900
Depreciation, depletion, amortization and accretion	220,835	(10,760)	210,075
General and administrative expenses	342,881	(9,468)	333,413
Reduction in value of assets	32,004	(32,004)	—
Gain on sale of businesses	1,083	(1,083)	—

Income from operations	168,266	23,715	191,981

Other income (expense):
Interest expense, net	(51,409)	888	(50,521)
Earnings in equity-method investments, net	8,245	—	8,245

Income before income taxes	125,102	24,603	149,705

Income taxes	43,285	8,689	51,974

Net income	$81,817	$15,914	$97,731

Basic earnings per share:	$1.04		$1.24
Diluted earnings per share:	$1.03		$1.23

Weighted average common shares used in computing earnings per share:
Basic	78,758		78,758
Incremental common shares from stock-based compensation	976		976

	79,734		79,734

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2009

(in thousands, except per share data)

	Superior Historical	Marine Division Historical (e)	Pro Forma Consolidated
Revenues	$1,449,300	$(103,089)	$1,346,211

Cost and expenses:
Cost of services (exclusive of items shown separately below)	824,034	(64,116)	759,918
Depreciation, depletion, amortization and accretion	207,114	(11,467)	195,647
General and administrative expenses	259,093	(15,550)	243,543
Reduction in value of assets	212,527	—	212,527
Gain on sale of businesses	2,084	(2,084)	—

Loss from operations	(51,384)	(14,040)	(65,424)

Other income (expense):
Interest expense, net	(49,409)	1,204	(48,205)
Losses in equity-method investments, net	(22,600)	—	(22,600)
Reduction in value of equity-method investments	(36,486)	—	(36,486)

Loss before income taxes	(159,879)	(12,836)	(172,715)

Income taxes	(57,556)	(4,826)	(62,382)

Net loss	$(102,323)	$(8,010)	$(110,333)

Basic loss per share:	$(1.31)		$(1.41)
Diluted loss per share:	$(1.31)		$(1.41)

Weighted average common shares used in computing loss per share:
Basic	78,171		78,171
Incremental common shares from stock-based compensation	—		—

	78,171		78,171

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(a)	To reflect the cash received for the disposition of the marine segment, the payment of the transaction costs and the payment of the U.S. Government guaranteed long-term financing under Title XI of the Merchant Marine Act of 1936, which is administered by the Maritime Administration, for two liftboats.

Selling price.	134,000
Working capital	8,494
Transaction-related costs	(1,144)
Payment of outstandingdebt and breakeage fees	(17,202)

124,148

(b)	To reflect the disposition of the marine segment specified balance sheet accounts (primarily fixed assets and working capital accounts) as set forth in the asset purchase agreement dated February 22, 2012, the final amount of which will be determined subsequent to closing. The adjustments also reflect the accrual of estimated taxes of $40.4 million, costs of $2.5 million related to severance packages and a loss from early extinguishment of debt.

(c)	To reflect the payment of $12.5 million related to U.S. Government guaranteed long-term financing under Title XI of the Merchant Marine Act of 1936, which is administered by the Maritime Administration, for two liftboats.

(d)	To reflect additional estimated losses, net of tax, at the time of sale of approximately $7.2 million from the disposition of the marine segment. This loss does not include the reduction in value of assets that was recorded in the fourth quarter of 2011 of $46.1 million to approximate the fair market value of the marine segment as of December 31, 2011.

(e)	To reflect the removal of the operating results of the marine segment as if the transaction occurred on January 1, 2009. For the purposes of this unaudited pro forma condensed consolidated financial information, estimated tax rates of 30.1%, 35.3% and 37.6% have been used for the twelve months ended December 31, 2011, 2010 and 2009, respectively. The estimated income tax rates are based on applicable enacted statutory tax rates for the periods referenced above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor Chief Financial Officer

Dated: April 5, 2012